UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2014

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2014, Empire Resorts, Inc. (the “Company”) and Charles A. Degliomini entered into an Amendment No. 1 to Employment Agreement (the “Employment Agreement Amendment”), to amend certain terms of the Employment Agreement entered into on December 7, 2012 between the Company and Mr. Degliomini (the “Employment Agreement”). The Employment Agreement was amended to: (i) extend the term of employment from December 31, 2014 to December 31, 2015 and (ii) increase Mr. Degliomini’s base salary from $250,000 to $257,500. In addition, the Employment Agreement was amended to supplement the definition of “Change in Control” such that the following will also constitute a Change in Control:

“The individuals who, as of the date hereof, constitute the members of the Board (the ‘Current Board Members’) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.”

This summary description is qualified in its entirety by reference to the actual Employment Agreement Amendment, which is filed as exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Employment Agreement, dated as of August 24, 2014, by and between Empire Resorts, Inc. and Charles A. Degliomini

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2014

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

Exhibit Index

10.1	Amendment No. 1 to Employment Agreement, dated as of August 24, 2014, by and between Empire Resorts, Inc. and Charles A. Degliomini